SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2013

AMERITYRE CORPORATION

(Exact name of registrant as specified in its charter)

NEVADA	000-50053	87-0535207
(State or other jurisdiction	(Commission File Number)	(IRS Employer ID No.)
of incorporation)

1501 Industrial Road, Boulder City, Nevada  89005

(Address of principal executive office)

Registrant's telephone number, including area code: (702) 293-1930

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of Amerityre Corporation (the “Company”) was held in the Company’s manufacturing plant at 1501 Industrial Road, Boulder City, Nevada 89005, on December 4, 2013, at 10:00 am, Pacific Time. At the Annual Meeting, the stockholders:

1.

Elected four directors to serve until the 2014 Annual Meeting of Stockholders;

2.

Ratified the selection of HJ & Associates, LLC as the Company’s independent auditor for the Company’s fiscal year ending June 30, 2014;

3.

Approved an amendment to the Company’s Articles of Incorporation increasing the number of common shares authorized from 55,000,000 to75,000,000;

4.

Approved executive compensation in an advisory vote; and

5.

Selected the frequency of voting on executive compensation in an advisory vote.

The results of the voting were as follows:

1. Directors	For	Against	Withhold/Abstain	Broker Non-votes
Timothy L. Ryan	13,738,867	-	641,753	16,251,972
L. Wayne Arnett	12,693,283	-	1,687,337	16,251,972
John J. Goldberg	12,895,724	-	1,484,896	16,251,972
Glenn D. Bougie	13,635,118	-	745,502	16,251,972

2. Ratify HJ & Associates, LLC	29,436,332	1,030,709	165,551	-

3. Approve an amendment to the Articles of Incorporation increasing the number of common shares authorized from 55,000,000 to 75,000,000	25,347,997	4,857,326	427,269	-

4. Advisory vote to approve executive compensation	11,479,464	2,388,664	512,492	16,251,972

	1 Year	2 Years	3 Years	Abstain
5. Recommend frequency of advisory vote on executive compensation	5,006,909	336,187	8,445,455	592,069

A total of 30,632,592 shares were represented at the meeting in person or by proxy, or approximately 77% of the total 39,741,620 shares eligible to vote.

For more information on Amerityre, including a copy of the presentation from the 2013 Annual Meeting of Stockholders, visit the website at www.amerityre.com.

Item 7.01 Regulation FD Disclosure

The Company’s Annual Meeting of Stockholders held on December 4, 2013 in Boulder City, Nevada, included a presentation by the Timothy Ryan, the Company’s board chairman, CEO and president, along with segments presented by director John Goldberg.  In the presentation, Mr. Ryan and Mr. Goldberg summarized the Company’s business and operational status and discussed strategic and operational plans going forward.

For more information on Amerityre and the full presentation from the 2013 Annual Meeting of Stockholders, visit the website at www.amerityre.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated:  December 5, 2013

AMERITYRE CORPORATION

By: /S/ Timothy Ryan

Timothy Ryan

CEO and President